UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): September 29, 2008

Bald Eagle Energy Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52565	72-1619354
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

21 Waterway Avenue, The Woodlands, Texas 77380
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (214) 599-8380

2911 Turtle Creek Blvd, Suite 300, Dallas, Texas 75219
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On September 29, 2008, Bald Eagle Energy Inc. (the “Company”) completed a private placement to one investor of 200,000 units at a price of $0.50 per unit for total proceeds of $100,000. Each unit is comprised of one share of the Company’s common stock and one share purchase warrant. Each share purchase warrant will entitle the holder to purchase one additional share of the Company’s common stock at a price of $0.75 per share for a period ending September 29, 2011. This private placement was completed pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933. The Company did not engage in a distribution of this offering in the United States. The investor represented that it was not a US person as defined in Regulation S, and has provided representations indicating that it was acquiring the Company’s securities for investment purposes only and not with a view towards distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALD EAGLE ENERGY INC.
Date: September 29, 2008

	By:	/s/ Alvaro Vollmers
Alvaro Vollmers
Chief Financial Officer, Secretary and Treasurer